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                                                                    EXHIBIT 2.21



                    AMENDMENT NO. 1 TO AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

         This Amendment No. 1 (the "Amendment") is made as of the 5th day of January, 1999, by and among Weatherford International, Inc., a Delaware corporation ("Weatherford"), Christiana Acquisition, Inc., a Wisconsin corporation and wholly owned subsidiary of Weatherford ("Sub"), Christiana Companies, Inc., a Wisconsin corporation ("Christiana"), and C2, Inc., a Wisconsin corporation ("C2").

                              W I T N E S S E T H:

         WHEREAS, Weatherford, Sub, Christiana and C2 entered into an Agreement and Plan of Merger dated as of December 12, 1997, as amended by Amendment No. 1 to Agreement and Plan of Merger and Logistic Purchase Agreement dated as of May 26, 1998, by and among Weatherford, Sub, Christiana, C2 and Total Logistic Control, LLC, a Delaware limited liability company, and as amended by an Amended and Restated Agreement and Plan of Merger (the "Merger Agreement") dated as of October 14, 1998, by and among Weatherford, Sub, Christiana and C2;

         WHEREAS, the parties to the Merger Agreement now desire to amend the Merger Agreement as provided for herein.

         NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:

         SECTION 1.       Amendments.

                 (a) Section 7.1(b)(i) of the Merger Agreement is hereby amended to replace the reference to "January 31, 1999" with a reference to "February 28, 1999".

         SECTION 2. Remainder of Agreement Not Affected. Except as set forth in Section 1 hereof, the terms and provisions of the Merger Agreement remain in full force and effect and are hereby ratified and confirmed.

         SECTION 3. Counterparts. This Amendment may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

         SECTION 4. Governing Law. All questions arising out of this Amendment and the rights and obligations created herein, or its validity, existence, interpretation, performance or breach shall be governed by the laws of the State of Delaware without regard to conflict of laws principles.




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         IN WITNESS WHEREOF, each of the parties caused this Amendment to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.


                                        WEATHERFORD INTERNATIONAL, INC.
                                        ("Weatherford")

                                        By:     /S/ CURTIS W. HUFF
                                           -------------------------------------
                                                    Curtis W. Huff
                                            Senior Vice President, General
                                                Counsel and Secretary



                                        CHRISTIANA ACQUISITION, INC.
                                        ("Sub")

                                        By:     /S/ CURTIS W. HUFF
                                           -------------------------------------
                                                    Curtis W. Huff
                                                    President


                                        CHRISTIANA COMPANIES, INC.
                                        ("Christiana")

                                        By:     /S/ WILLIAM T. DONOVAN
                                           -------------------------------------
                                                    William T. Donovan
                                                    Chairman


                                        C2, INC.
                                        ("C2")

                                        By:     /S/ WILLIAM T. DONOVAN
                                           -------------------------------------
                                                    William T. Donovan
                                                    Chairman